BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20180315903-82
Barbara K. Cegavske	Filing Date and Time
Secretary of State	07/17/2018 8:27 AM
State of Nevada	Entity Number
	E0339832018-1

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Sysorex, Inc.

2. Registered Agent for Service of Process: (check only one box)

☒ Commercial Registered Agent: Paracorp Incorporated
Name

☐ Noncommercial Registered Agent (name and address below) *OR* ☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: City: Nevada Zip Code:

Mailing Address (if different from street address): City: Nevada Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 510,000,000 Par value per share: $ 0.00001 Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Name: Nadir Ali
Street Address: 2479 E. Bayshore Road, Suite 195 City: Palo Alto State: CA Zip Code: 94303

2) Name:
Street Address: City: State: Zip Code:

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: Any lawful purpose

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: Carol Gozzi X *Carol Gozzi* (Incorporator Signature)
Address: 11377 W. Olympic Boulevard City: Los Angeles State: CA Zip Code: 90064

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X (signature) For Paracorp Incorporated Date: 7-17-2018
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

This form must be accompanied by appropriate fees.

090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20180319971-81**
	Filing Date and Time **07/19/2018 8:26 AM**
	Entity Number **E0339832018-1**

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Sysorex, Inc.

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: 07/17/2018

4. Description of the inaccuracy or defect:

The Attachment to Articles of Incorporation was inadvertently omitted at the time of filing.

5. Correction of the inaccuracy or defect:

Filing the Attachment to the Articles of Incorporation attached hereto as Exhibit A, which is an integral part of the Articles of Incorporation.

6. Signature:

X [signature]

Authorized Signature

President
Title *

07-18-18
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ATTACHMENT
TO
ARTICLES OF INCORPORATION OF
SYSOREX, INC.
a Nevada corporation

The following provisions are hereby incorporated in the Articles of Incorporation for SYSOREX, INC., a Nevada corporation (the "Corporation"), as a part thereof.

With respect to Article 3 of the Articles of Incorporation, the following provisions are added:

Section 3.1 The Corporation is authorized to issue up to 510,000,000 shares of capital stock of which 500,000,000 shall be designated as "Common Stock", each of which shall have a par value of $0.00001 and 10,000,000 which shall be designated as "Preferred Stock", each of which shall have a par value of $0.00001.

Section 3.2 Provisions Relating to the Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders, except as otherwise required by law.

Section 3.3 Provisions Relating to the Preferred Stock. The Board of Directors (the "Board") is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1) The number of shares constituting that series and distinctive designation of that series;

(2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(8) Any other relative or participation rights, preferences and limitations of that series;

(9) If no shares of any series of Preferred Stock are outstanding, the elimination of the designation, powers, preferences, and right of such shares, in which event such shares shall return to their status as authorized but undesignated Preferred Stock.

ARTICLE 7. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is exclusively authorized to adopt, amend or repeal the bylaws of the Corporation.

ARTICLE 8. INDEMNIFICATION

Section 8.1 Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of the Corporation or another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding.

Section 8.2 Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Article 8 are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, the Articles of Incorporation or otherwise.

ARTICLE 9. LIABILITY

To the fullest extent permitted by Nevada law, the directors and officers of the Corporation shall be released from personal liability for damages to the Corporation or its stockholders.

Any amendment or repeal of this Article 9 will not eliminate or reduce the effect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

ARTICLE 10. STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Nevada as the bylaws may provide. The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board or in the bylaws of the Corporation. Special meetings of the stockholders for any purpose or purposes whatsoever may be called at any time only by (i) the Board of Directors, (ii) any two directors, (iii) the Chairperson of the Board or (iv) the Chief Executive Officer or the President together with one non-employee director.

ARTICLE 11. AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE 12. INAPPLICABILITY OF CERTAIN NEVADA STATUTES

Section 12.1 Inapplicability of Combinations with Interested Stockholders Statutes. At such time, if any, as the Corporation becomes a "resident domestic corporation" (as that term is defined in NRS 78.427), the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as amended from time to time, or any successor statutes.

Section 12.2 Inapplicability of Acquisition of Controlling Interest Statutes. In accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, as amended from time to time, or any successor statutes, relating to acquisitions of controlling interests in the Corporation, shall not apply to the Corporation or to any acquisition of any shares of the Corporation's capital stock.

ARTICLE 13. FILLING VACANCIES ON THE BOARD OF DIRECTORS

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. The term of any director elected in accordance with the preceding sentence shall expire at the next annual meeting of the stockholders following such director's election. Each such director shall hold office until his or her successor is duly elected and qualified or until his or her prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE 14. ANNUAL MEETINGS OF STOCKHOLDERS

At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the directors, or (b) by any stockholder of the Corporation who complies with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting.

ARTICLE 15. STOCKHOLDER NOMINATION OF DIRECTORS

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding and the requirements of the bylaws of the Corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or any nominating committee or person appointed by the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting so long as such nomination complies with the notice procedures set forth in this Article 15 and the bylaws of the Corporation. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 40 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice must be sent to the Secretary of the Corporation and shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of the stockholder and (ii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation.

The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Article 15 and the bylaws of the Corporation. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article 15 or the

bylaws of the Corporation, he or she shall so declare at the annual meeting and any such defective nomination shall be disregarded.